Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Isdera North America, Inc. (the “Company”) on Form 10-KSB for the period June 30, 2007, through December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jing Jiang, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jing Jiang
Jing Jiang
Chief Executive Officer, Chief Executive Officer

 Dated: September 19, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Isdera North America, Inc. and will be retained by Isdera North America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.